                                                                         EX. 4.5


                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made and entered into on January 22, 1999, by and between Sabratek Corporation, a Delaware corporation (the "Company"), and the holders the ("Unitron Shareholders")of common stock, options and warrants of Unitron Medical Communications, Inc., a Florida corporation ("Unitron"), who are signatories hereto.

         The Company, Unitron and certain equity holders of Unitron are parties to that certain Stock Option Agreement of even date herewith (the "Option Agreement") whereby (a) the Company has obtained the right to purchase all of the equity interests in Unitron, (b) the Unitron equity holders obtained from the Company the right to require the Company to purchase all of their equity interests in Unitron and (c) the Company may, at its election, acquire all of the assets and assume the liabilities of Unitron as provided in the Option Agreement in lieu of the equity of Unitron, in each case subject to and in accordance with the terms of the Option Agreement.

         The issuance of Sabratek common stock and the related preferred share purchase rights ("Common Stock") to the Unitron Shareholders pursuant to the Option Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by
Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act. In order to induce the Unitron Shareholders to enter into the Option Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Option Agreement, other than the capitalized terms defined in paragraph 9 hereof.

         The parties hereto agree as follows:

         1. Shelf Registration.

         (a) Upon the exercise of the Call Option or the Put Option, as the case may be, pursuant to the Option Agreement, the Company will use its best efforts to register under the Securities Act (prior to the date which is 20 days after the consummation of the closing of the Call Option or the Put Option as the case may be) the resale by the Unitron Shareholders of any or all Registrable Securities in a delayed or continuous offering to the extent permitted by Rule 415 (or any successor rule thereto) promulgated under the Securities Act (the "Shelf Registration"), subject to paragraph (f) below. Such a Registration Statement shall be on Form S-3 (or any successor form to Form S-3) or another appropriate form permitting registration of such Registrable Securities for resale by the Unitron Shareholders in the manner or manners designated in writing to the Company by them (including, without limitation, one or more underwritten offerings). In the event the registration of a delayed or continuous offering is not permitted under the Securities Act, the Company will provide comparable alternative registration rights under the Securities Act to the holders of Registrable Securities.

         (b) The Company shall use its reasonable best efforts (i) to cause the Shelf Registration to be declared effective as promptly as practical after its filing and (ii) to keep the Shelf Registration continuously effective under the Securities Act from the initial effectiveness thereof until the earliest to occur of (A) the date when all Registrable Securities registered under the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (B) the date when all remaining Registrable Securities are freely transferable in the open market without limitations as to volume and without being required to file any forms or reports with the Securities and Exchange Commission ("SEC") under the Securities Act or the rules and regulations thereunder by persons other than affiliates of the Company or (C) the date which is two years (or such other period specified by Rule 144(k) promulgated under the Securities Act or any successor rule thereto) after the Closing Date (such period being referred to herein as the "Effectiveness Period").

         (c) If the registration statement relating to the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement covering all of the Registrable Securities for an offering to be made by the holders on a delayed or continuous basis as permitted by the rules and regulations under the Securities Act. In the event the registration of a delayed or continuous offering is not permitted under the Securities Act, the Company will provide alternative registration rights under the Securities Act to the holders of Registrable Securities. If an additional registration statement is filed, the Company shall use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective for the remainder of the Effectiveness Period.

         (d) The Company shall pay for all Registration Expenses associated with a Shelf Registration as set forth in paragraph 5 hereof.

         (e) The holders of a majority of the Registrable Securities initially included in the Shelf Registration shall have the right to select the investment banker(s) and manager(s), if any, to administer any underwritten offering pursuant to the Shelf Registration, subject to the Company's approval of such person(s), which approval shall not be unreasonably withheld.

         (f) The Company shall be entitled to postpone for a reasonable time, not exceeding 20 days, the filing of the Shelf Registration or its efforts to cause the Shelf Registration to become effective if at the time the right to delay is exercised the Company shall determine in good faith that such offering would interfere in any material respect with any material acquisition, financing or other transaction which the Company is actively pursuing or require premature disclosure (if the Company is so advised by its legal counsel) of any other material



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

corporate development, which disclosure would adversely affect the interests of the Company in any material respect; provided that this delay right may be utilized by the Company only once.

         (g) The Company by notice to the holders of Registrable Securities may postpone all sales under such effective Shelf Registration for a reasonable time, not exceeding 45 days (provided that (x) the Company may not implement more than two such postponements in any 12 month period and (y) all postponements under this paragraph in any 12-month period shall not exceed 60 days), if the Company shall determine in good faith that permitting such sales would interfere in any material respect with any material acquisition, financing other transaction which the Company is actively pursuing or require premature disclosure (if the Company is so advised by its legal counsel) of any other material corporate development, which disclosure would adversely affect the interests of the Company in any material respect.

         2. Piggyback Registration.

         (a) In the event that the Company intends to register at any time an underwritten offering of Common Stock by the Company and/or stockholders of the Company, the Company shall offer the Unitron Shareholders the right to include any or all of their Registrable Securities in such registered offering (a "Piggyback Notice"). The Company shall include in such registration (a "Piggyback Registration") all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after delivery of the Piggyback Notice. In the event of a Piggyback Registration, the Company shall process to effectiveness such registration as promptly as practicable, subject to the provisions of paragraph 2(g).

         (b) In any underwritten Piggyback Registration, each holder of Registrable Securities who has elected to participate pursuant to paragraph 2(a) must agree to sell such holder's Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and to timely complete and execute all questionnaires, powers of attorney, indemnities, holdback agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or by the SEC.

         (c) If the managing underwriter(s) for a Piggyback Registration advise the Company in writing that in their opinion the number of Registrable Securities and other securities, if any, requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities and other securities, if any, requested to be included in such offering, pro rata among the holders of such Registrable Securities and other securities, if any, on the basis of the number of shares requested to be included by each such holder.



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

         (d) The Company shall have the right to select the investment banker(s) and manager(s) to administer any Piggyback Registration.

         (e) The Company shall pay for all Registration Expenses associated with a Piggyback Registration as set forth in paragraph 5 hereof.

         (f) A holder who has given notice to the Company under paragraph 2(a) requesting inclusion of any Registrable Securities shall have the right to withdraw its Registrable Securities from the Piggyback Registration, but only during the time period and on terms agreed upon among the underwriters for such underwritten offering and the other holders who wish to continue to register securities under such Piggyback Registration.

         (g) Notwithstanding the foregoing, the Company shall, on written notice to the holders who have given notice to the Company under paragraph 2(a), have the right to withdraw any registration statement filed pursuant to this paragraph 2 for a Piggyback Registration at any time prior to the effective date thereof.

         3. Holdback Agreements.

         (a) The Company shall have the right to require that each holder of Registrable Securities who holds at the time of the request one-half of 1 percent or more of the capital stock of the Company shall not effect any public sale or distribution (including sales pursuant to the Shelf Registration or pursuant to Rule 144) of common stock of the Company during the ten business days prior to, and the 90-day period beginning on, the effective date of the registration under the Securities Act of any underwritten offering of Common Stock for cash by the Company (or such an offering by the Company and stockholders of the Company), if the managing underwriter(s) for the public offering so request. In order to exercise its rights under this paragraph 3(a), the Company shall provide such holders of Registrable Securities (i) the right to participate in such underwritten offering as provided in paragraph 2 and (ii) written notice of the estimated effective date of any such registration at least ten business days prior to such effectiveness. The restrictions of this paragraph 3(a) shall apply whether or not such holder of Registrable Securities elects to participate on a Piggyback Registration or is able to include in such Piggyback Registration all Registrable Securities desired to be so included. The Company shall be entitled to exercise its rights under this paragraph 3(a) not more than twice during any calendar year.

         (b) The Company shall not effect any public sale or distribution of its common stock, or any securities convertible into or exchangeable or exercisable for such securities, during the ten business days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or an Exempt Registration), unless the managing underwriter(s) for the Piggyback Registration otherwise agree.



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         (c) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to the Shelf Registration or pursuant to Rule 144) of common stock of the Company until such time as the Company has prepared and filed ifnecessary and delivered to such holder a supplement or amendment to the Shelf Registration or the related prospectus as contemplated by Section 4(e).

         4. Registration Procedures. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after such filing (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

         (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of time set forth in paragraph 1, as applicable, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);



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         (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the existence of facts or the happening of any event (without necessarily identifying such facts or event to such sellers) as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Securities to be listed or quoted for trading on each securities exchange on which similar securities issued by the Company are then listed;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in any underwritten offering of Registrable Securities;

         (i) make available for reasonable inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, corporate documents and properties of the Company as are customarily made available to such persons on a confidential basis by the issuer in connection with a registered public offering of securities similar to the Registrable Securities, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         5. Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses,



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fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted for trading.

         (b) In connection with the Shelf Registration or any other registration statement in lieu thereof and any amendment to either of such as contemplated by this Agreement, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees (not exceeding $25,000 for such registration) and disbursements of Shumaker, Loop & Kendrick, LLP or one other counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

         6. Indemnification.

         (a) The Company agrees to indemnify each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other federal or state securities law, rule or regulation in connection with the registration of the resale of the Registrable Securities as contemplated by this Agreement, except insofar as the same is caused by or results from any information furnished in writing to the Company by any such holder expressly for use therein or from a failure by any such holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished any such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.



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         (b) In connection with any registration statement in which a holder of
Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such failure prevents the indemnifying party from contesting such action or otherwise prejudices the indemnifying party; provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other person. If the indemnifying party gives notice to such indemnified party of its election to assume and control the defense of such claim, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action unless the indemnified party shall have given the indemnifying party notice of a conflict of interest between the indemnified party and indemnifying party with respect to such claim. The failure of an indemnifying party to give notice to the indemnified party of its election to assume and control the defense of any action for which notice has been given to the indemnifying party in accordance with this paragraph within 30 days after receipt of such notice shall constitute an election by the indemnifying party not to assume and control the defense of such action. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one separate counsel for such indemnified parties. No indemnified party shall consent to the entry of any judgment or enter into any settlement with respect to a claim for which indemnification may be sought without the prior written consent of the indemnifying party.



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         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         7. Participation in Underwritten Registrations, Sale and Other Information. No Unitron Shareholder may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Upon the request of the Company, each Unitron Shareholder shall provide to the Company such information regarding its ownership of Common Stock, relationships with the Company and intended method(s) of distribution, as are reasonably requested by the Company in connection with the preparation of any Registration Agreement pursuant to this Agreement. Promptly following any sale or other transfer of any Registrable Securities covered by the Shelf Registration, the person selling or transferring such securities shall promptly notify the Company in writing thereof, which notice shall specify the amount of securities involved and the market, if any, on which such sale or transfer occurred.

         8. Rule 144 Information. With a view to making available the benefits of Rule 144 under the Securities Act or a successor provision to the holders of Registrable Securities, the Company agrees to use its best efforts to file with the Commission for a period of two years subsequent to the date of this Agreement (or such lesser period of time specified by Rule 145(k) under the Securities Act) in a timely manner (taking into account any extensions of filing deadlines) all reports required to be filed by the Company under the Exchange Act.

         9. Definitions.

         (a) "Exempt Registration" means any registration of securities by the Company under the Securities Act pursuant to a (i) Registration Statement on a Form S-8 (or any successor thereto), (ii) Registration Statement on Form S-4 covering solely securities issued in connection with a business combination or other transaction specified in Rule 145(a) under the Securities Act, or (iii) Registration Statement on Form S-3 covering solely securities issued under a dividend reinvestment program.

         (b) "Registrable Securities" means (i) any Sabratek common stock issued upon exercise of the Call Option or the Put Option, as the case may be, pursuant to the Option Agreement, (ii) any Sabratek common stock issued in connection with a merger of consolidation of Unitron and Sabratek (or a wholly owned subsidiary of Sabratek) in which the outstanding common stock of Unitron is converted into common stock of Sabratek, or (iii) any Sabratek



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common stock issued or issuable with respect to the outstanding Sabratek common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) they have been distributed to the public pursuant to a offering registered under the Securities Act; (B) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force); or (C) repurchased by the Company or any subsidiary of the Company.

         10. Miscellaneous.

         (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

         (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

         (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of more than 50% of the Registrable Securities.

         (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, provided that prior to any transfer of Registrable Securities the holder thereof shall obtain the written acknowledgment and agreement of the transferee to be bound by the terms of this Agreement.



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         (f) Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of legislative or administrative action, such holding or action shall be strictly construed and shall not affect the validity of or affect any other provision of this Agreement.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement and any signatures hereon shall be considered as originals for all purposes.

         (h) Notices. All notices and other communications must be in writing and shall be deemed given on the date delivered if delivered in person or by facsimile or by overnight courier, or on the third business day after mailing if mailed by registered or certified mail, postage pre-paid, return receipt requested, to the persons at the addresses set forth below (or such other address for a party as shall be specified by like notice):

       If to the Company:                  Sabratek Corporation
                                           8111 N. St. Louis Avenue
                                           Skokie, Illinois 60076
                                           Attention: Chief Financial Officer

                with a copy to:            Kirkland & Ellis
                                           200 East Randolph Drive
                                           Chicago, Illinois 60601
                                           Attention: Carter W. Emerson

       If to the Unitron Shareholders:     To the address set forth on the
                                           signature page affixed hereto for
                                           each such Unitron Shareholder

                with a copy to:            Unitron Medical Communications, Inc.
                                           17757 U.S. Highway 19 North
                                           Suite 600
                                           Clearwater, FL 33764
                                           Attention: Chief Executive Officer

                and to:                    Johnson Blakely Pope Bokor
                                           Ruppel & Burns, P.A.
                                           911 Chestnut Street
                                           Clearwater, Florida 34617
                                           Attention: Michael T. Cronin, Esq.

                and to:                    Shumaker, Loop & Kendrick, LLP
                                           Barnett Plaza, Suite 2800
                                           101 East Kennedy Boulevard
                                           Post Office Box 172609
                                           Tampa, Florida  33672-0609
                                           Attention: Darrell Smith


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




         (i) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter.

         (j) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without regard to principles of conflicts of law.

         (k) Interpretation. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Terms such as "herein", "hereof", and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.


                                    * * * * *



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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           SABRATEK CORPORATION



                                           By  /s/ STEPHEN L. HOLDEN
                                              ----------------------------------
                                           Its: President

                                           UNITRON SHAREHOLDER:


                                           Printed Name:
                                                        ------------------------
                                           Signature:
                                                     ---------------------------
                                           Title (if applicable):

                                           Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------



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